UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 12, 2016 (September 12, 2016)

ACELITY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	333-184233-14	98-1022387
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12930 West Interstate 10 San Antonio, Texas 78249
(Address of principal executive offices)

Registrant's telephone number, including area code: (210) 524-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Financial Officer
On September 12, 2016, Acelity L.P. Inc. (“Acelity” or the “Company”) announced that Thomas W. Casey has notified the governing board of directors of the Company of his resignation as Executive Vice President and Chief Financial Officer of the Company, effective September 16, 2016, in order to accept another employment opportunity. In connection with his resignation from the Company, Mr. Casey will also resign from all director and officer positions he holds at Acelity’s subsidiaries, effective September 16, 2016. Mr. Casey’s resignation was not related to any accounting, internal controls, or financial reporting matter.
Appointment of Interim Chief Financial Officer
On September 12, 2016, Acelity announced that Todd Wyatt, currently the Vice President, Global Corporate Finance of the Company, will serve as interim Chief Financial Officer, effective September 17, 2016, until such time as the Company appoints Mr. Casey’s successor. Mr. Wyatt will report directly to Joseph F. Woody, the Company’s President and Chief Executive Officer. Mr. Wyatt, age 41, joined Acelity in 2004 as Assistant Controller, External Reporting and has served in various leadership roles at Acelity since then, including as Vice President, Investor Relations (2010-2012), Vice President, Finance (2012-2013) and Vice President, Strategy and Performance Management (2013-2014). Mr. Wyatt was appointed Vice President, Global Corporate Finance of Acelity in 2014. Prior to joining Acelity, Mr. Wyatt was Senior Manager, Operational Planning & Analysis at HEB Grocery Company from 2002-2004. From 1997-2002, Mr. Wyatt served in various roles at Arthur Andersen, LLP, including as Manager of Assurance (Audit).
In connection with his appointment, Mr. Wyatt entered into a Retention Bonus Agreement with the Company on September 12, 2016, pursuant to which, effective as of September 12, 2016, Mr. Wyatt’s (i) annual base salary was increased to $350,000 and (ii) target bonus opportunity will be 50% of his annual base salary (with the annual base salary effective as of September 12, 2016, being used for such calculation and applied retroactively to the beginning of the bonus plan year). In addition, subject to his continued employment with the Company, Mr. Wyatt will be eligible to receive a retention bonus in the amount of $100,000 (the “Retention Bonus”) on the first regularly scheduled payroll date following December 31, 2017. The Retention Bonus will be forfeited if (i) Mr. Wyatt tenders notice of resignation prior to December 31, 2017 or (ii) his employment with the Company is terminated for any reason other than a termination by the Company without cause prior to December 31, 2017. For the period that Mr. Wyatt serves as interim Chief Financial Officer, he will also be entitled to receive a monthly stipend of $10,000, less any applicable withholding taxes and pro-rated for any partial months served during the period.
A copy of the Company’s press release regarding the matters described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press release, dated September 12, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELITY L.P. INC. (REGISTRANT)

Date: September 12, 2016	By:	/s/ John T. Bibb
	Name:	John T. Bibb
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 12, 2016